Principal Amount: $50,000

1. FOR VALUE RECEIVED, Golf Two promises to pay to CJ Gehlke at 23 Corporate Plaza Dr. #180, Newport Beach, CA 92660, or at any such address as may later be provided in writing to Golf Two, the principal sum of fifty thousand ($50,000.00) USD, with interest payable on the unpaid balance at the rate of 4 percent per annum, calculated yearly not in advance.

2. This promissory note will be repaid in full 5 years or sooner from the execution of this promissory note.

3. This note will be construed in accordance with and governed by the laws of the State of California.

4. All cost, expenses and expenditures including, and without limitation, the complete legal costs incurred by CJ Gehlke in enforcing this promissory note as a result of any default by Golf Two, will be added to the principal then outstanding and will immediately be paid by Golf Two.

5. This note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Golf Two and CJ Gehlke. Golf Two waives presentment for payment, notice of non-payment, protest and notice of protest.

   IN WITNESS WHEREOF Golf Two has duly affixed its signature by a duly authorized officer under seal on this 4th day of November, 2003.

   SIGNED, SEALED AND DELIVERED this 5th day of November, 2003 in the presence of:

   /s/ Ronald Solberg                       /s/ David Bennett
   -------------------------                ----------------------------
   WITNESS                                  GOLF TWO
                                            David Bennett, President